Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

ROTTERDAM, Netherlands, July 27, 2012

LyondellBasell Reports Second-Quarter 2012 Results

Second-Quarter 2012 Highlights

•	$768 million net income or $1.33 diluted earnings per share

•	Second-quarter EBITDA of $1,774 million

•	Olefins margins in North America and Europe expanded as raw material costs declined

•	Interim quarterly dividend increased by 60 percent to 40 cents per share

•	Berre refinery moved to discontinued operations; business segments have been realigned by moving Oxyfuels to Intermediates and Derivatives

LyondellBasell Industries (NYSE: LYB) today announced earnings for the second quarter 2012 of $768 million, or $1.33 per share. Discontinued operations had no impact on earnings in the second quarter. Second-quarter 2012 EBITDA was $1,774 million, a 44 percent increase from the first quarter 2012. Second quarter net income includes the net negative effect of $191 million, or $0.33 per share, related to charges associated with debt repayments and inventory accounting valuations, partially offset by proceeds from an insurance settlement.

Comparisons with the prior quarter and second quarter 2011 are shown below:

Table 1 - Earnings Summary(a)

Millions of U.S. dollars (except share data)	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30,
				2012	2011
Sales and other operating revenues	$11,248	$11,734	$13,306	$22,982	$24,686
Net income(a)	768	599	803	1,367	1,463
Income from continuing operations	768	594	851	1,362	1,533
Diluted earnings per share (U.S. dollars):
Net income(b)	1.33	1.04	1.38	2.37	2.56
Income from continuing operations	1.33	1.03	1.46	2.36	2.68
Diluted share count (millions)	577	575	575	576	569
EBITDA(c)	1,774	1,228	1,593	3,002	3,013
EBITDA excluding LCM inventory valuation adjustments	1,845	1,228	1,593	3,073	3,013

(a)	Includes net loss attributable to non-controlling interests and loss from discontinued operations, net of tax. See Table 11.
(b)	Includes diluted loss per share attributable to discontinued operations.
(c)	See the end of this release for an explanation of the Company’s use of EBITDA and Table 9 for reconciliations of EBITDA to net income.

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During the second quarter 2012, results improved over the first quarter 2012, with the most significant improvements being in global olefins and North America polyolefins, which benefited from increased margins driven by lower feedstock costs.

Results also reflect the following charges and benefits:

Table 2 - Charges (Benefits) Included in Income from Continuing Operations

Millions of U.S. dollars (except share data)	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30,
				2012	2011
Pretax charges (benefits):
Charges and premiums related to repayment of debt	$329	$—	$12	$329	$12
Reorganization items	—	(5)	28	(5)	30
Corporate restructurings	—	—	61	—	61
Impairments	—	22	4	22	4
Sale of precious metals	—	—	(41)	—	(41)
Warrants - mark to market	—	10	(6)	10	53
Insurance settlement	(100)	—	—	(100)	(34)
Environmental accruals	—	—	16	—	16
Lower of cost or market inventory adjustment	71	—	—	71	—
Total pretax charges (benefits)	300	27	74	327	101
Provision for (benefit from) income tax related to these items	(109)	(5)	(21)	(114)	(10)
After-tax effect of net charges (credits)	$191	$22	$53	$213	$91
Effect on diluted earnings per share	$(0.33)	$(0.03)	$(0.09)	$(0.36)	$(0.16)

“During the second quarter, we continued to demonstrate the earnings power of our company as margins strengthened over the first quarter,” said Jim Gallogly, LyondellBasell Chief Executive Officer. “While global economic uncertainties dominate the headlines, our company’s performance has remained strong. NGL supply and costs continue to drive favorable U.S. olefin results particularly in the Midwest where ethane prices declined to below equivalent fuel values,” he stated.

“The Olefins and Polyolefins-EAI segment benefited from improved European olefin margins and joint venture dividend payments despite weak European economic conditions, which led to lower volumes. The Intermediate and Derivatives, and Technology segments continue to demonstrate strong, steady performance. The Houston refinery operated near full capacity; however, low by-product values impacted refining results,” Gallogly said.

“We accomplished several key milestones during the second quarter, including completing a major Channelview turnaround, finalizing our debt refinancing and raising our interim quarterly dividend by 60 percent,” Gallogly indicated.

OUTLOOK

“While we expect global economic uncertainty to continue and related volatility to limit our near-term visibility, we remain focused on the fundamentals. In North America, current ethane and propane raw

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material prices position our North American olefins business to remain advantaged relative to global ethylene producers. On the other hand, our European olefins and polyolefins business will be challenged, and thus we will continue efforts to improve our relative cost position,” Gallogly added.

“Safe and reliable operations, proprietary technologies, and access to low cost feedstocks in the U.S. and Middle East position us well to generate strong earnings and free cash flow. LyondellBasell is poised to move forward to a new chapter in which we are pursuing growth projects targeted to take advantage of opportunities created by North America’s shale gas development,” Gallogly said.

LYONDELLBASELL BUSINESS RESULTS DISCUSSION BY REPORTING SEGMENT

LyondellBasell operates in five business segments: 1) Olefins and Polyolefins – Americas; 2) Olefins and Polyolefins – Europe, Asia, International (EAI); 3) Intermediates and Derivatives; 4) Refining; and 5) Technology.

We ceased operations at the Berre refinery on Jan. 4, 2012, and the dormant equipment was mothballed. The majority of the product and raw material inventories at the refinery have been sold. Consistent with these actions and beginning with the second quarter results, these operations are now considered to be discontinued operations for U.S. GAAP reporting purposes.

Additionally, our segments have been realigned with the movement of the oxyfuels business to the Intermediates and Derivatives segment. In the past, the marketing of oxyfuels was aligned with the sale of products from our refining business, particularly related to Berre and significant European sales. However, with the closure of the Berre refinery, responsibility for business decisions relating to oxyfuels has been moved to the Intermediates and Derivatives business management function, as the profits generated by these products are related to sourcing decisions regarding certain co-products of propylene oxide production. Consistent with this change, our former Refining and Oxyfuels segment has been renamed the Refining segment.

Appendices A through D provide select financial data outlining and recasting these reporting changes.

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Olefins and Polyolefins - Americas (O&P-Americas) – The primary products of this segment include ethylene and its co-products (propylene, butadiene and benzene), polyethylene, polypropylene and Catalloy process resins.

Table 3 - O&P–Americas Financial Overview

Millions of U.S. dollars	Three Months Ended			Six Months Ended June 30,
	June 30, 2012	March 31, 2012	June 30, 2011
				2012	2011
Operating income	$700	$519	$508	$1,219	$929
EBITDA	776	598	577	1,374	1,061
EBITDA excluding LCM charges	847	598	577	1,445	1,061

Three months ended June 30, 2012 versus three months ended March 31, 2012 – O&P-Americas segment EBITDA increased $178 million versus the first quarter 2012. Second quarter 2012 results include a $71 million Lower of Cost or Market adjustment. Compared to the prior period, olefins results increased approximately $170 million primarily due to improved margins. Average ethylene sales price decreased 6 cents per pound while the company’s average cost of ethylene production metric decreased approximately 13 cents per pound. The decrease in the cost of ethylene production was driven by lower natural gas liquids and naphtha prices. Ethylene production volume increased by approximately 150 million pounds after the completion of the Channelview turnaround in April. Polyethylene results increased approximately $30 million, primarily as a result of a decrease in ethylene raw material cost, which more than offset a decrease in polyethylene pricing. Polypropylene results improved approximately $30 million from the first quarter 2012, primarily due to higher margins. Overall, polyolefin sales volumes declined approximately 7 percent in the second quarter 2012 compared to the first quarter 2012. The segment received $29 million in the second quarter from an insurance settlement for Hurricane Ike.

Three months ended June 30, 2012 versus three months ended June 30, 2011 – O&P-Americas results increased $199 million versus the second quarter 2011. Olefins results increased approximately $230 million compared to the prior year period, largely as a result of significantly improved margins driven by lower natural gas liquids prices. Combined polyolefins results improved by approximately $30 million. Second quarter 2012 results include a $71 million Lower of Cost or Market adjustment.

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Olefins and Polyolefins - Europe, Asia, International (O&P-EAI) – The primary products of this segment include ethylene and its co-products (propylene and butadiene), polyethylene, polypropylene, global polypropylene compounds, Catalloy process resins and Polybutene-1 resins.

Table 4 - O&P–EAI Financial Overview

Millions of U.S. dollars	Three Months Ended			Six Months Ended June 30,
	June 30, 2012	March 31, 2012	June 30, 2011
				2012	2011
Operating income	$203	$3	$203	$206	$378
EBITDA	335	101	273	436	602

Three months ended June 30, 2012 versus three months ended March 31, 2012 – O&P-EAI segment EBITDA increased $234 million versus the first quarter 2012. Olefins results increased approximately $180 million from the first quarter 2012 primarily due to margin expansion for light olefins and butadiene. Margin expansion was the result of declining raw material costs coupled with higher quarterly average sales prices. Combined polyolefin results were relatively unchanged. Polypropylene compounds and polybutene results were relatively unchanged from the first quarter 2012. Dividends, primarily from our Saudi Arabia (SEPC) and Thailand (HMC Polymers) joint ventures, totaled $59 million during the second quarter 2012.

Three months ended June 30, 2012 versus three months ended June 30, 2011 – O&P-EAI segment EBITDA increased $62 million versus the second quarter 2011. Compared to the second quarter 2011, olefins results were relatively unchanged while polyolefin results declined approximately $80 million primarily due to lower volumes and margins. Polypropylene compounding and polybutene results were $10 million higher than the prior year driven by higher margins. Second quarter 2012 includes $59 million related to dividend payments from our joint ventures. Second quarter 2011 results included charges of approximately $60 million from an O&P-EAI staff reorganization and environmental remediation.

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Intermediates and Derivatives (I&D) – The primary products of this segment include propylene oxide (PO) and its co-products (styrene monomer, tertiary butyl alcohol (TBA), isobutylene and tertiary butyl hydroperoxide), and derivatives (propylene glycol, propylene glycol ethers and butanediol), acetyls, ethylene oxide and its derivatives, and oxyfuels.

Table 5 - I&D Financial Overview

Millions of U.S. dollars	Three Months Ended			Six Months Ended June 30,
	June 30, 2012	March 31, 2012	June 30, 2011
				2012	2011
Operating income	$390	$370	$327	$760	$603
EBITDA	455	418	419	873	740

Three months ended June 30, 2012 versus three months ended March 31, 2012 – I&D segment EBITDA increased $37 million versus the first quarter 2012. EBITDA included an $18 million insurance settlement related to Hurricane Ike, and $14 million of dividends from our Asian PO joint ventures. The underlying PO and derivatives results were relatively unchanged. Intermediates results increased versus the prior quarter primarily driven by PO co-products margin improvement. Oxyfuels results were relatively unchanged compared to the prior quarter.

Three months ended June 30, 2012 versus three months ended June 30, 2011 – I&D EBITDA increased $36 million compared to the second quarter 2011. The underlying PO and derivatives EBITDA was relatively unchanged versus the prior year period. Intermediates results decreased by approximately $50 million compared to the second quarter 2011 primarily due to the absence of a $41 million gain on the sale of precious metals. Oxyfuels results improved approximately $40 million between the periods mainly as a result of stronger margins.

I&D also benefited from an insurance settlement payment of $18 million in the second quarter 2012 related to Hurricane Ike and dividend payments from our Asian PO joint ventures, which totaled $14 million.

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Refining – The primary products of this segment include gasoline, diesel fuel, heating oil, jet fuel, and petrochemical raw materials.

Table 6 - Refining Financial Overview

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
Millions of U.S. dollars	2012	2012	2011	2012	2011
Operating income	$124	$10	$258	$134	$416
EBITDA	161	48	293	209	483

Three months ended June 30, 2012 versus three months ended March 31, 2012 – Refining segment EBITDA increased $113 million versus the first quarter 2012. The Houston refinery operated near capacity at 267,000 barrels per day, an increase of 8,000 barrels per day from the prior quarter. The benchmark crack spread Maya 2-1-1 increased $3.01 per barrel to $23.16 per barrel in the second quarter 2012. Relative to the benchmark spread, results continue to be negatively impacted from depressed by-product values such as coke. Refining segment EBITDA results reflect $53 million related to a Hurricane Ike insurance settlement in the second quarter.

Three months ended June 30, 2012 versus three months ended June 30, 2011 – Refining segment EBITDA decreased $132 million versus the second quarter 2011 due to a decline in the Maya 2-1-1 benchmark and lower by-product values. The 2011 period benefited from favorable crude purchasing opportunities. Second quarter 2012 EBITDA results included a $53 million benefit related to a Hurricane Ike insurance settlement.

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Technology – The principal products of the Technology segment include polyolefin catalysts and production process technology licenses and related services.

Table 7 - Technology Financial Overview

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
Millions of U.S. dollars	2012	2012	2011	2012	2011
Operating income	$30	$38	$23	$68	$89
EBITDA	49	57	42	106	133

Three months ended June 30, 2012 versus three months ended March 31, 2012 – Results decreased primarily due to lower licensing and services income coupled with lower catalyst volumes.

Three months ended June 30, 2012 versus three months ended June 30, 2011 – Results increased due to lower research and development costs more than offsetting a decline in catalyst sales.

Liquidity

Company liquidity, defined as cash and cash equivalents plus funds available through established lines of credit, was approximately $4.4 billion on June 30, 2012. The company’s cash balance was approximately $2.0 billion on June 30, 2012.

Capital Spending

Capital expenditures, including maintenance turnaround, catalyst and information technology related expenditures, were $236 million during the second quarter 2012.

CONFERENCE CALL

LyondellBasell will host a conference call today, July 27, 2012, at 11 a.m ET. Participating on the call will be Jim Gallogly, Chief Executive Officer; Karyn Ovelmen, Executive Vice President and Chief Financial Officer; Sergey Vasnetsov, Senior Vice President - Strategic Planning and Transactions; and Doug Pike, Vice President of Investor Relations.

The toll-free dial-in number in the U.S. is 888-606-9542. For international numbers, please go to the company website, www.lyondellbasell.com/teleconference, for a complete listing of toll-free numbers by country. The pass code for all numbers is 1037125.

A replay of the call will be available from 3 p.m. ET July 27 to 11 p.m. ET on August 27. The replay dial-in numbers are 866-418-8384 (U.S.) and +1 203-369-0754 (international). The pass code for each is 2378.

A copy of the slides that accompany the call will be available on the LyondellBasell website at http://www.lyondellbasell.com/earnings.

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ABOUT LYONDELLBASELL

LyondellBasell (NYSE: LYB) is one of the world’s largest plastics, chemical and refining companies. The company manufactures products at 58 sites in 18 countries. LyondellBasell products and technologies are used to make items that improve the quality of life for people around the world including packaging, electronics, automotive components, home furnishings, construction materials and biofuels. More information about LyondellBasell can be found at www.lyondellbasell.com.

FORWARD-LOOKING STATEMENTS

The statements in this release and the related teleconference relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual results could differ materially based on factors including, but not limited to, the business cyclicality of the chemical, polymers and refining industries; the availability, cost and price volatility of raw materials and utilities, particularly the cost of oil, natural gas, and associated natural gas liquids; competitive product and pricing pressures; labor conditions; our ability to attract and retain key personnel; operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, supplier disruptions, labor shortages, strikes, work stoppages or other labor difficulties, transportation interruptions, spills and releases and other environmental risks); the supply/demand balances for our and our joint ventures’ products, and the related effects of industry production capacities and operating rates; our ability to achieve expected cost savings and other synergies; legal and environmental proceedings; tax rulings, consequences or proceedings; technological developments, and our ability to develop new products and process technologies; potential governmental regulatory actions; political unrest and terrorist acts; risks and uncertainties posed by international operations, including foreign currency fluctuations; and our ability to comply with debt covenants and service our debt. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2011, which can be found at www.lyondellbasell.com on the Investor Relations page and on the Securities and Exchange Commission’s website at www.sec.gov.

NON-GAAP MEASURES

This release makes reference to certain “non-GAAP” financial measures as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended. We report our financial results in accordance with U.S. generally accepted accounting principles, but believe that certain non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the company’s ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

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We have included EBITDA in this press release. EBITDA, as presented herein, may not be comparable to a similarly titled measure reported by other companies due to differences in the way the measure is calculated. For purposes of this release, EBITDA means earnings before interest, taxes, depreciation and amortization, as adjusted for other items management does not believe are indicative of the Company’s underlying results of operations such as impairment charges, reorganization items, and the effect of mark-to-market accounting on our warrants. EBITDA also includes dividends from joint ventures. EBITDA should not be considered an alternative to profit or operating profit for any period as an indicator of our performance, or as alternatives to operating cash flows as a measure of our liquidity.

Quantitative reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures are provided in Tables 8 and 9 at the end of this release.

OTHER FINANCIAL MEASURE PRESENTATION NOTES

This release contains time sensitive information that is accurate only as of the time hereof. Information contained in this release is unaudited and subject to change. LyondellBasell undertakes no obligation to update the information presented herein except to the extent required by law.

###

Source: LyondellBasell Industries

Media Contact:	David A. Harpole +1 713-309-4125
Investor Contact:	Douglas J. Pike +1 713-309-7141

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Table 8 - Reconciliation of Segment Information to Consolidated Financial Information

	2011					2012
(Millions of U.S. dollars)	Q1	Q2	Q3	Q4	Total	Q1	Q2	YTD
Sales and other operating revenues:
Olefins & Polyolefins - Americas	$3,572	$4,010	$3,875	$3,423	$14,880	$3,349	$3,283	$6,632
Olefins & Polyolefins - Europe, Asia, International	3,988	4,292	3,954	3,357	15,591	3,898	3,575	7,473
Intermediates & Derivatives	2,331	2,536	2,491	2,142	9,500	2,485	2,285	4,770
Refining	2,867	3,996	3,955	2,888	13,706	3,203	3,496	6,699
Technology	139	126	129	112	506	119	115	234
Other/elims	(1,517)	(1,654)	(1,888)	(941)	(6,000)	(1,320)	(1,506)	(2,826)

Continuing Operations	$11,380	$13,306	$12,516	$10,981	$48,183	$11,734	$11,248	$22,982

Discontinued Operations	$872	$736	$781	$463	$2,852	$145	$42	$187

Operating income (loss):
Olefins & Polyolefins - Americas	$421	$508	$598	$328	$1,855	$519	$700	$1,219
Olefins & Polyolefins - Europe, Asia, International	175	203	130	(73)	435	3	203	206
Intermediates & Derivatives	276	327	368	185	1,156	370	390	760
Refining	158	258	390	3	809	10	124	134
Technology	66	23	7	11	107	38	30	68
Other	(1)	(9)	—	(15)	(25)	—	2	2

Continuing Operations	$1,095	$1,310	$1,493	$439	$4,337	$940	$1,449	$2,389

Discontinued Operations	$(30)	$(45)	$(26)	$(238)	$(339)	$6	$(15)	$(9)

Depreciation and amortization:
Olefins & Polyolefins - Americas	$58	$59	$64	$65	$246	$65	$71	$136
Olefins & Polyolefins - Europe, Asia, International	57	66	69	70	262	69	69	138
Intermediates & Derivatives	44	48	46	48	186	47	48	95
Refining	32	35	37	49	153	38	37	75
Technology	24	16	21	23	84	18	19	37
Other	—	—	—	—	—	—	—	—

Continuing Operations	$215	$224	$237	$255	$931	$237	$244	$481

Discontinued Operations	$—	$—	$—	$—	$—	$—	$—	$—

EBITDA: (a)
Olefins & Polyolefins - Americas	$484	$577	$672	$407	$2,140	$598	$776	$1,374
Olefins & Polyolefins - Europe, Asia, International	329	273	247	45	894	101	335	436
Intermediates & Derivatives	321	419	417	235	1,392	418	455	873
Refining	190	293	427	67	977	48	161	209
Technology	91	42	45	36	214	57	49	106
Other	5	(11)	(2)	(24)	(32)	6	(2)	4

Continuing Operations	$1,420	$1,593	$1,806	$766	$5,585	$1,228	$1,774	$3,002

Discontinued Operations	$(18)	$(40)	$(18)	$(230)	$(306)	$8	$(15)	$(7)

Capital, turnarounds and IT deferred spending:
Olefins & Polyolefins - Americas	$66	$138	$149	$72	$425	$102	$135	$237
Olefins & Polyolefins - Europe, Asia, International	42	37	46	110	235	60	39	99
Intermediates & Derivatives	5	15	26	55	101	18	24	42
Refining	96	49	45	34	224	38	27	65
Technology	7	3	8	8	26	9	8	17
Other	1	10	—	6	17	2	3	5

Total	217	252	274	285	1,028	229	236	465
Deferred charges included above	(1)	—	(2)	(4)	(7)	(1)	(3)	(4)

Continuing Operations	$216	$252	$272	$281	$1,021	$228	$233	$461

Discontinued Operations	$5	$9	$7	$8	$29	$—	$—	$—

(a)	See Table 9 for a reconciliation of total EBITDA to net income.

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Table 9 - Reconciliation of EBITDA to Income from Continuing Operations

	2011					2012
(Millions of U.S. dollars)	Q1	Q2	Q3	Q4	Total	Q1	Q2	YTD
Segment EBITDA:
Olefins & Polyolefins - Americas	$484	$577	$672	$407	$2,140	$598	$776	$1,374
Olefins & Polyolefins - Europe, Asia, International	329	273	247	45	894	101	335	436
Intermediates & Derivatives	321	419	417	235	1,392	418	455	873
Refining	190	293	427	67	977	48	161	209
Technology	91	42	45	36	214	57	49	106
Other	5	(11)	(2)	(24)	(32)	6	(2)	4

Total EBITDA	1,420	1,593	1,806	766	5,585	1,228	1,774	3,002
Adjustments to EBITDA:
Lower of cost or market inventory adjustment	—	—	—	—	—	—	71	71
Sale of precious metals	—	(41)	—	—	(41)	—	—	—
Corporate restructurings	—	61	14	18	93	—	—	—
Environmental accruals	—	16	—	—	16	—	—	—
Settlement related to Houston refinery crane incident	—	—	—	(15)	(15)	—	—	—
Insurance settlement	(34)	—	—	—	(34)	—	(100)	(100)

Total Adjusted EBITDA	1,386	1,629	1,820	769	5,604	1,228	1,745	2,973
Add:
Income from equity investments	58	73	52	33	216	46	27	73
Deduct:
Adjustments to EBITDA	34	(36)	(14)	(3)	(19)	—	29	29
Depreciation and amortization	(215)	(224)	(237)	(255)	(931)	(237)	(244)	(481)
Impairment charges	—	(4)	(19)	—	(23)	(22)	—	(22)
Asset retirement obligation	—	—	(10)	—	(10)	—	—	—
Reorganization items	(2)	(28)	—	(15)	(45)	5	(1)	4
Interest expense, net	(155)	(164)	(145)	(542)	(1,006)	(95)	(409)	(504)
Joint venture dividends received	(96)	(11)	(55)	(44)	(206)	(14)	(73)	(87)
Provision for income taxes	(263)	(388)	(506)	98	(1,059)	(301)	(306)	(607)
Non-controlling interests	(3)	(1)	—	(3)	(7)	(1)	(2)	(3)
Fair value change in warrants	(59)	6	22	(6)	(37)	(10)	—	(10)
Other	(3)	(1)	3	(5)	(6)	(5)	2	(3)

Income from continuing operations	682	851	911	27	2,471	594	768	1,362
Adjustments to EBITDA	(34)	36	14	3	19	—	(29)	(29)
Premiums and charges on early repayment of debt	—	12	—	431	443	—	329	329
Reorganization items	2	28	—	15	45	(5)	—	(5)
Asset retirement obligation	—	—	10	—	10	—	—	—
Fair value change in warrants	59	(6)	(22)	6	37	10	—	10
Impairment charges	—	4	19	—	23	22	—	22
Tax impact of net income (loss) adjustments	11	(21)	(5)	(154)	(169)	(5)	(109)	(114)

Adjusted income from continuing operations	$720	$904	$927	$328	$2,879	$616	$959	$1,575

Earnings (loss) per share:
Diluted earnings per share – continuing operations	$1.19	$1.46	$1.54	$0.05	$4.32	$1.03	$1.33	$2.36
Adjustments to continuing operations	0.07	0.09	0.03	0.52	0.69	0.04	0.32	0.36

Adjusted diluted earnings per share	$1.26	$1.55	$1.57	$0.57	$5.01	$1.07	$1.65	$2.72

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Table 10 - Selected Segment Operating Information

	2011					2012
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	YTD
Olefins and Polyolefins - Americas
Volumes (million pounds)
Ethylene produced	2,089	1,929	2,134	2,201	8,353	1,988	2,134	4,122
Propylene produced	769	556	838	744	2,907	533	615	1,148
Polyethylene sold	1,405	1,377	1,368	1,343	5,493	1,448	1,316	2,764
Polypropylene sold	585	611	635	640	2,471	650	634	1,284
Benchmark Market Prices
West Texas Intermediate crude oil (USD per barrel)	94.60	102.34	89.54	94.06	95.11	103.03	93.35	98.15
Light Louisiana Sweet (“LLS”) crude oil (USD per barrel)	107.83	118.34	112.46	110.81	112.40	119.85	108.24	114.00
Natural gas (USD per million BTUs)	4.19	4.43	4.31	3.64	4.14	2.65	2.33	2.49
U.S. weighted average cost of ethylene production (cents/pound)	32.6	33.8	34.3	41.6	35.6	28.5	18.4	23.4
U.S. ethylene (cents/pound)	49.3	57.5	55.8	54.4	54.3	54.9	46.9	50.9
U.S. polyethylene [high density] (cents/pound)	61.7	68.7	63.0	59.7	63.3	67.0	63.0	65.0
U.S. propylene (cents/pound)	71.7	87.3	76.5	57.8	73.3	67.2	64.2	65.7
U.S. polypropylene [homopolymer] (cents/pound)	89.3	99.7	90.2	70.7	87.5	81.2	76.7	78.9

Olefins and Polyolefins - Europe, Asia, International
Volumes (million pounds)
Ethylene produced	997	999	926	807	3,729	947	930	1,877
Propylene produced	608	631	560	487	2,286	577	562	1,139
Polyethylene sold	1,305	1,279	1,349	1,210	5,143	1,316	1,137	2,453
Polypropylene sold	1,704	1,631	1,638	1,651	6,624	1,659	1,448	3,107
Benchmark Market Prices
Western Europe weighted average cost of ethylene production (€0.01 per pound)	34.7	35.4	37.3	38.5	36.5	45.4	31.7	38.5
Western Europe ethylene (€0.01 per pound)	52.0	54.7	50.3	49.7	51.7	55.1	58.6	56.8
Western Europe polyethylene [high density] (€0.01 per pound)	55.9	59.3	54.0	52.5	55.4	58.6	60.9	59.7
Western Europe propylene (€0.01 per pound)	50.8	55.3	50.2	46.5	50.7	50.1	54.1	52.1
Western Europe polypropylene [homopolymer] (€0.01 per pound)	61.3	63.8	57.0	53.0	58.8	57.9	60.4	59.2

Intermediates and Derivatives
Volumes (million pounds)
Propylene oxide and derivatives	838	791	758	716	3,103	828	800	1,628
Ethylene oxide and derivatives	288	277	281	254	1,100	312	275	587
Styrene monomer	852	817	714	682	3,065	704	678	1,382
Acetyls	439	417	411	370	1,637	489	444	933
TBA Intermediates	485	459	433	418	1,795	462	448	910
Volumes (million gallons)
MTBE/ETBE	192	206	260	210	868	205	196	401
Benchmark Market Margins
MTBE - Northwest Europe (cents per gallon)	58.9	92.7	94.1	87.0	83.1	125.1	122.0	123.6

Refining
Volumes
Houston Refining crude processing rate (thousands of barrels per day)	258	263	269	262	263	259	267	263
Benchmark Market Margins
Light crude oil - 2-1-1	6.00	10.28	9.54	5.26	7.80	9.34	14.04	11.71
Light crude oil - Maya differential	17.87	15.50	13.99	7.45	13.76	10.81	9.12	9.84

Note - Benchmark market prices for U.S. and Western Europe polyethylene and polypropylene reflect discounted prices.

Source: CMAI, Bloomberg, LyondellBasell Industries

LyondellBasell Industries www.lyondellbasell.com	13

Table 11 - Unaudited Income Statement Information

	2011					2012
(Millions of U.S. dollars)	Q1	Q2	Q3	Q4	Total	Q1	Q2	YTD
Sales and other operating revenues	$11,380	$13,306	$12,516	$10,981	$48,183	$11,734	$11,248	$22,982
Cost of sales	10,037	11,704	10,734	10,257	42,732	10,532	9,561	20,093
Selling, general and administrative expenses	215	236	236	231	918	223	201	424
Research and development expenses	33	56	53	54	196	39	37	76

Operating income	1,095	1,310	1,493	439	4,337	940	1,449	2,389
Income from equity investments	58	73	51	33	215	46	27	73
Interest expense, net	(156)	(163)	(146)	(542)	(1,007)	(95)	(409)	(504)
Other income (expense), net	(50)	47	19	14	30	(1)	8	7

Income before income taxes and reorganization items	947	1,267	1,417	(56)	3,575	890	1,075	1,965
Reorganization items	(2)	(28)	—	(15)	(45)	5	(1)	4

Income (loss) before taxes	945	1,239	1,417	(71)	3,530	895	1,074	1,969
Provision for (benefit from) income taxes	263	388	506	(98)	1,059	301	306	607

Income from continuing operations	682	851	911	27	2,471	594	768	1,362
Income (loss) from discontinued operations, net of tax	(22)	(48)	(16)	(245)	(331)	5	—	5

Net income (loss)	660	803	895	(218)	2,140	599	768	1,367
Net loss attributable to non-controlling interests	3	1	—	3	7	1	2	3

Net income (loss) attributable to the Company	$663	$804	$895	$(215)	$2,147	$600	$770	$1,370

LyondellBasell Industries www.lyondellbasell.com	14

Table 12 - Unaudited Cash Flow Information

	2011					2012
(Millions of U.S. dollars)	Q1	Q2	Q3	Q4	Total	Q1	Q2	YTD
Net cash provided by operating activities	$221	$1,026	$1,531	$91	$2,869	$921	$509	$1,430
Net cash used in investing activities	(216)	(435)	(320)	(50)	(1,021)	(185)	(245)	(430)
Net cash provided by (used in) financing activities	28	(327)	(118)	(4,547)	(4,964)	(148)	50	(98)

LyondellBasell Industries www.lyondellbasell.com	15

Table 13 - Unaudited Balance Sheet Information

	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,
(Millions of U.S. dollars)	2011	2011	2011	2011	2012	2012
Cash and cash equivalents	$4,383	$4,687	$5,609	$1,065	$1,670	$1,950
Restricted cash	—	250	292	53	9	14
Accounts receivable, net	4,764	4,901	4,038	3,778	4,209	3,888
Inventories	5,726	5,577	5,682	5,499	5,208	5,759
Prepaid expenses and other current assets	1,100	1,098	1,097	1,040	1,002	755

Total current assets	15,973	16,513	16,718	11,435	12,098	12,366
Property, plant and equipment, net	7,440	7,569	7,363	7,333	7,426	7,237
Investments and long-term receivables:
Investment in PO joint ventures	444	436	422	412	415	411
Equity investments	1,586	1,654	1,594	1,559	1,605	1,521
Related party receivable	14	19	4	4	4	—
Other investments and long-term receivables	66	63	67	68	72	70
Goodwill	807	621	598	585	595	576
Intangible assets, net	1,344	1,310	1,237	1,177	1,149	1,103
Other assets, net	274	290	264	266	245	261

Total assets	$27,948	$28,475	$28,267	$22,839	$23,609	$23,545

Current maturities of long-term debt	$253	$2	$2	$4	$—	$—
Short-term debt	51	50	49	48	42	48
Accounts payable	4,099	3,999	3,307	3,414	3,545	3,004
Accrued liabilities	1,711	1,613	1,505	1,242	1,049	915
Deferred income taxes	246	315	315	310	310	277

Total current liabilities	6,360	5,979	5,178	5,018	4,946	4,244
Long-term debt	5,805	5,813	5,782	3,980	3,984	4,305
Other liabilities	2,043	2,110	2,021	2,277	2,281	2,208
Deferred income taxes	1,027	947	1,204	917	1,035	1,245
Stockholders’ equity	12,671	13,579	14,025	10,593	11,310	11,492
Non-controlling interests	42	47	57	54	53	51

Total liabilities and stockholders’ equity	$27,948	$28,475	$28,267	$22,839	$23,609	$23,545

LyondellBasell Industries www.lyondellbasell.com	16

Appendix A - Reconciliation of Segment Information to Consolidated Financial Information – As Previously Reported

	2011						2012
(Millions of U.S. dollars)	May 1 - December 31	Q1	Q2	Q3	Q4	Total	Q1
Sales and other operating revenues:
Olefins & Polyolefins - Americas	$8,406	$3,572	$4,010	$3,875	$3,423	$14,880	$3,349
Olefins & Polyolefins - Europe, Asia, International	8,729	3,944	4,264	3,918	3,334	15,460	3,866
Intermediates & Derivatives	3,754	1,692	1,777	1,617	1,401	6,487	1,699
Refining & Oxyfuels	10,321	4,720	5,833	5,869	4,311	20,733	4,261
Technology	365	139	126	129	112	506	119
Other/elims	(3,891)	(1,815)	(1,968)	(2,111)	(1,137)	(7,031)	(1,415)

Total	$27,684	$12,252	$14,042	$13,297	$11,444	$51,035	$11,879

Operating income (loss):
Olefins & Polyolefins - Americas	$1,043	$421	$509	$599	$328	$1,857	$519
Olefins & Polyolefins - Europe, Asia, International	411	179	207	144	(55)	475	5
Intermediates & Derivatives	512	234	235	259	134	862	245
Refining & Oxyfuels	241	164	296	454	(196)	718	140
Technology	69	66	23	7	11	107	38
Other	(22)	1	(5)	4	(21)	(21)	(1)
Current cost adjustment	—	—	—	—	—	—	—

Total	$2,254	$1,065	$1,265	$1,467	$201	$3,998	$946

Depreciation and amortization:
Olefins & Polyolefins - Americas	$151	$58	$59	$64	$65	$246	$65
Olefins & Polyolefins - Europe, Asia, International	146	57	66	69	70	262	69
Intermediates & Derivatives	81	34	37	35	36	142	35
Refining & Oxyfuels	107	42	46	48	61	197	50
Technology	78	24	16	21	23	84	18
Other	(5)	—	—	—	—	—	—

Total	$558	$215	$224	$237	$255	$931	$237

EBITDA:
Olefins & Polyolefins - Americas	$1,195	$484	$578	$673	$407	$2,142	$598
Olefins & Polyolefins - Europe, Asia, International	588	333	275	261	62	931	103
Intermediates & Derivatives	599	270	314	297	173	1,054	282
Refining & Oxyfuels	373	210	353	519	(110)	972	192
Technology	151	91	42	45	36	214	57
Other	(1)	14	(9)	(7)	(32)	(34)	4

Total EBITDA	2,905	1,402	1,553	1,788	536	5,279	1,236
LCM inventory valuation adjustments	42	—	—	—	—	—	—

Total excluding LCM inventory valuation adjustments	$2,947	$1,402	$1,553	$1,788	$536	$5,279	$1,236

Capital, turnarounds and IT deferred spending:
Olefins & Polyolefins - Americas	$146	$66	$138	$149	$72	$425	$102
Olefins & Polyolefins - Europe, Asia, International	106	42	37	46	110	235	60
Intermediates & Derivatives	76	5	15	25	54	99	18
Refining & Oxyfuels	108	101	58	53	43	255	38
Technology	19	7	3	8	8	26	9
Other	26	1	10	—	6	17	2

Total	481	222	261	281	293	1,057	229
Deferred charges included above	(15)	(1)	—	(2)	(4)	(7)	(1)

Capital expenditures	$466	$221	$261	$279	$289	$1,050	$228

LyondellBasell Industries www.lyondellbasell.com	17

Appendix B - Reconciliation of Segment Information to Consolidated Financial Information – Realignment for Oxyfuels

	2010	2011					2012
(Millions of U.S. dollars)	May 1 - December 31	Q1	Q2	Q3	Q4	Total	Q1
Sales and other operating revenues:
Olefins & Polyolefins - Americas	$8,406	$3,572	$4,010	$3,875	$3,423	$14,880	$3,349
Olefins & Polyolefins - Europe, Asia, International	8,729	3,944	4,264	3,918	3,334	15,460	3,866
Intermediates & Derivatives	5,414	2,341	2,556	2,511	2,149	9,557	2,485
Refining	8,692	4,081	5,074	4,995	3,570	17,720	3,475
Technology	365	139	126	129	112	506	119
Other/elims	(3,922)	(1,825)	(1,988)	(2,131)	(1,144)	(7,088)	(1,415)

Total	$27,684	$12,252	$14,042	$13,297	$11,444	$51,035	$11,879

Operating income (loss):
Olefins & Polyolefins - Americas	$1,043	$421	$509	$599	$328	$1,857	$519
Olefins & Polyolefins - Europe, Asia, International	411	179	207	144	(55)	475	5
Intermediates & Derivatives	626	275	323	366	186	1,150	370
Refining	127	123	208	347	(248)	430	15
Technology	69	66	23	7	11	107	38
Other	(22)	1	(5)	4	(21)	(21)	(1)

Total	$2,254	$1,065	$1,265	$1,467	$201	$3,998	$946

Depreciation and amortization:
Olefins & Polyolefins - Americas	$151	$58	$59	$64	$65	$246	$65
Olefins & Polyolefins - Europe, Asia, International	146	57	66	69	70	262	69
Intermediates & Derivatives	105	44	48	46	48	186	47
Refining	83	32	35	37	49	153	38
Technology	78	24	16	21	23	84	18
Other	(5)	—	—	—	—	—	—

Total	$558	$215	$224	$237	$255	$931	$237

EBITDA:
Olefins & Polyolefins - Americas	$1,195	$484	$578	$673	$407	$2,142	$598
Olefins & Polyolefins - Europe, Asia, International	588	333	275	261	62	931	103
Intermediates & Derivatives	744	320	415	415	236	1,386	418
Refining	228	160	252	401	(173)	640	56
Technology	151	91	42	45	36	214	57
Other	(1)	14	(9)	(7)	(32)	(34)	4

Total EBITDA	2,905	1,402	1,553	1,788	536	5,279	1,236
LCM inventory valuation adjustments	42	—	—	—	—	—	—

Total excluding LCM inventory valuation adjustments	$2,947	$1,402	$1,553	$1,788	$536	$5,279	$1,236

Capital, turnarounds and IT deferred spending:
Olefins & Polyolefins - Americas	$146	$66	$138	$149	$72	$425	$102
Olefins & Polyolefins - Europe, Asia, International	106	42	37	46	110	235	60
Intermediates & Derivatives	79	5	15	26	55	101	18
Refining	105	101	58	52	42	253	38
Technology	19	7	3	8	8	26	9
Other	26	1	10	—	6	17	2

Total	481	222	261	281	293	1,057	229
Deferred charges included above	(15)	(1)	—	(2)	(4)	(7)	(1)

Capital expenditures	$466	$221	$261	$279	$289	$1,050	$228

LyondellBasell Industries www.lyondellbasell.com	18

Appendix C - Reconciliation of Segment Information to Consolidated Financial Information – Discontinued Operations - Berre Refinery

	2010	2011					2012
(Millions of U.S. dollars)	May 1 - December 31	Q1	Q2	Q3	Q4	Total	Q1
Sales and other operating revenues:
Olefins & Polyolefins - Americas	$8,406	$3,572	$4,010	$3,875	$3,423	$14,880	$3,349
Olefins & Polyolefins - Europe, Asia, International	8,950	3,988	4,292	3,954	3,357	15,591	3,898
Intermediates & Derivatives	3,723	1,682	1,757	1,597	1,394	6,430	1,699
Refining & Oxyfuels	7,888	3,506	4,755	4,829	3,629	16,719	3,989
Technology	365	139	126	129	112	506	119
Other/elims	(3,200)	(1,507)	(1,634)	(1,868)	(934)	(5,943)	(1,320)

Continuing Operations	$26,132	$11,380	$13,306	$12,516	$10,981	$48,183	$11,734

Discontinued Operations	$1,552	$872	$736	$781	$463	$2,852	$145

Operating income (loss):
Olefins & Polyolefins - Americas	$1,039	$421	$508	$598	$328	$1,855	$519
Olefins & Polyolefins - Europe, Asia, International	367	175	203	130	(73)	435	3
Intermediates & Derivatives	515	235	239	261	133	868	245
Refining & Oxyfuels	322	199	346	497	55	1,097	135
Technology	69	66	23	7	11	107	38
Other	(20)	(1)	(9)	—	(15)	(25)	—

Continuing Operations	$2,292	$1,095	$1,310	$1,493	$439	$4,337	$940

Discontinued Operations	$(38)	$(30)	$(45)	$(26)	$(238)	$(339)	$6

Depreciation and amortization:
Olefins & Polyolefins - Americas	$151	$58	$59	$64	$65	$246	$65
Olefins & Polyolefins - Europe, Asia, International	147	57	66	69	70	262	69
Intermediates & Derivatives	81	34	37	35	36	142	35
Refining & Oxyfuels	106	42	46	48	61	197	50
Technology	78	24	16	21	23	84	18
Other	(5)	—	—	—	—	—	—

Continuing Operations	$558	$215	$224	$237	$255	$931	$237

EBITDA:
Olefins & Polyolefins - Americas	$1,191	$484	$577	$672	$407	$2,140	$598
Olefins & Polyolefins - Europe, Asia, International	549	329	273	247	45	894	101
Intermediates & Derivatives	602	271	318	299	172	1,060	282
Refining & Oxyfuels	429	240	394	545	130	1,309	184
Technology	151	91	42	45	36	214	57
Other	8	5	(11)	(2)	(24)	(32)	6

Continuing Operations	2,930	1,420	1,593	1,806	766	5,585	1,228
LCM inventory valuation adjustments	42	—	—	—	—	—	—

Continuing Operations excluding LCM inventory valuation adjustments	$2,972	$1,420	$1,593	$1,806	$766	$5,585	$1,228

Discontinued Operations	$(25)	$(18)	$(40)	$(18)	$(230)	$(306)	$8

Capital, turnarounds and IT deferred spending:
Olefins & Polyolefins - Americas	$146	$66	$138	$149	$72	$425	$102
Olefins & Polyolefins - Europe, Asia, International	106	42	37	46	110	235	60
Intermediates & Derivatives	76	5	15	25	54	99	18
Refining & Oxyfuels	83	96	49	46	35	226	38
Technology	19	7	3	8	8	26	9
Other	26	1	10	—	6	17	2

Total	456	217	252	274	285	1,028	229
Deferred charges included above	(15)	(1)	—	(2)	(4)	(7)	(1)

Capital expenditures of Continuing Operations	$441	$216	$252	$272	$281	$1,021	$228

Discontinued Operations	$25	$5	$9	$7	$8	$29	$—

Note - Segment results for the periods presented above have been recast from amounts previously reported to reflect the effect of discontinued operations related to the shutdown of our Berre refinery in France and the realignment of our Oxyfuels business

LyondellBasell Industries www.lyondellbasell.com	19

Appendix D - Reconciliation of Segment Information to Consolidated Financial Information – Recast for Segment Realignment and Discontinued Operations

	2010	2011					2012
(Millions of U.S. dollars)	May 1 - December 31	Q1	Q2	Q3	Q4	Total	Q1
Sales and other operating revenues:
Olefins & Polyolefins - Americas	$8,406	$3,572	$4,010	$3,875	$3,423	$14,880	$3,349
Olefins & Polyolefins - Europe, Asia, International	8,950	3,988	4,292	3,954	3,357	15,591	3,898
Intermediates & Derivatives	5,383	2,331	2,536	2,491	2,142	9,500	2,485
Refining	6,259	2,867	3,996	3,955	2,888	13,706	3,203
Technology	365	139	126	129	112	506	119
Other/elims	(3,231)	(1,517)	(1,654)	(1,888)	(941)	(6,000)	(1,320)

Continuing Operations	$26,132	$11,380	$13,306	$12,516	$10,981	$48,183	$11,734

Discontinued Operations	$1,552	$872	$736	$781	$463	$2,852	$145

Operating income (loss):
Olefins & Polyolefins - Americas	$1,039	$421	$508	$598	$328	$1,855	$519
Olefins & Polyolefins - Europe, Asia, International	367	175	203	130	(73)	435	3
Intermediates & Derivatives	629	276	327	368	185	1,156	370
Refining	208	158	258	390	3	809	10
Technology	69	66	23	7	11	107	38
Other	(20)	(1)	(9)	—	(15)	(25)	—

Continuing Operations	$2,292	$1,095	$1,310	$1,493	$439	$4,337	$940

Discontinued Operations	$(38)	$(30)	$(45)	$(26)	$(238)	$(339)	$6

Depreciation and amortization:
Olefins & Polyolefins - Americas	$151	$58	$59	$64	$65	$246	$65
Olefins & Polyolefins - Europe, Asia, International	147	57	66	69	70	262	69
Intermediates & Derivatives	105	44	48	46	48	186	47
Refining	82	32	35	37	49	153	38
Technology	78	24	16	21	23	84	18
Other	(5)	—	—	—	—	—	—

Continuing Operations	$558	$215	$224	$237	$255	$931	$237

EBITDA:
Olefins & Polyolefins - Americas	$1,191	$484	$577	$672	$407	$2,140	$598
Olefins & Polyolefins - Europe, Asia, International	549	329	273	247	45	894	101
Intermediates & Derivatives	747	321	419	417	235	1,392	418
Refining	284	190	293	427	67	977	48
Technology	151	91	42	45	36	214	57
Other	8	5	(11)	(2)	(24)	(32)	6

Total EBITDA	2,930	1,420	1,593	1,806	766	5,585	1,228
LCM inventory valuation adjustments	42	—	—	—	—	—	—

Continuing Operations excluding LCM inventory valuation adjustments	$2,972	$1,420	$1,593	$1,806	$766	$5,585	$1,228

Discontinued Operations	$(25)	$(18)	$(40)	$(18)	$(230)	$(306)	$8

Capital, turnarounds and IT deferred spending:
Olefins & Polyolefins - Americas	$146	$66	$138	$149	$72	$425	$102
Olefins & Polyolefins - Europe, Asia, International	106	42	37	46	110	235	60
Intermediates & Derivatives	79	5	15	26	55	101	18
Refining	80	96	49	45	34	224	38
Technology	19	7	3	8	8	26	9
Other	26	1	10	—	6	17	2

Total	456	217	252	274	285	1,028	229
Deferred charges included above	(15)	(1)	—	(2)	(4)	(7)	(1)

Capital expenditures of Continuing Operations	$441	$216	$252	$272	$281	$1,021	$228

Discontinued Operations	$25	$5	$9	$7	$8	$29	$—

Note - Segment results for the periods presented above have been recast from amounts previously reported to reflect the effect of discontinued operations related to the shutdown of our Berre refinery in France and the realignment of our Oxyfuels business.

LyondellBasell Industries www.lyondellbasell.com	20